UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

Rio Vista Energy Partners L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 E. Alton Gloor Blvd., Suite J Brownsville, Texas	77526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On March 7, 2008, the Board of Managers of the General Partner Rio Vista approved the grant of a unit bonus of 8,812 common units under Rio Vista’s 2005 Equity Incentive Plan to an executive officer of the General Partner. The amount of units granted was based on the average of the high and low sale prices for Rio Vista common units as reported by the NASDAQ Stock Market on March 7, 2008. The issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuance does not involve any public offering of securities.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2008, the Board of Managers of the General Partner approved a bonus to Ian T. Bothwell, Acting Chief Executive Officer, Acting President, Vice President and Chief Financial Officer, of $200,000 based on his 2007 performance as an officer and employee. The bonus is to be paid as follows; $125,000 of the bonus is to be paid through the issuance of Rio Vista common units based on the average of the high and low trading prices of Rio Vista common units as reported by the NASDAQ Stock Market on March 7, 2008 under Rio Vista’s 2005 Equity Incentive Plan and $75,000 is to be paid in cash, the net amount of which will be applied at least in part to cover the employment taxes generated by the equity bonus. Payment of Mr. Bothwell’s cash bonus will be shared equally between Rio Vista and its affiliate, Penn Octane Corporation, in accordance with existing intercompany agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By: Rio Vista GP LLC, its
General Partner

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
(Principal Executive, Financial and Accounting Officer)

Date: March 13, 2008

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